EXHIBIT 99.1

Overview

On November 1, 2016, Arconic Inc. (the “Company” or “Arconic”), formerly known as Alcoa Inc., completed the previously-announced separation (the “Separation”) of its former Alumina and Primary Metals segments, its rolling mill at the Warrick, Indiana, operations and its 25.1% stake in the rolling mill at the joint venture in Saudi Arabia, into a separate publicly traded company, Alcoa Corporation (formerly known as Alcoa Upstream Corporation). Following the separation, Arconic retained the Global Rolled Products (other than the rolling mill at the Warrick, Indiana, operations and the 25.1% ownership stake in the Saudi Arabian rolling mill), Engineered Products and Solutions and Transportation and Construction Solutions segments.

The Company completed the Separation by means of a pro rata distribution of 80.1% of the outstanding shares of Alcoa Corporation common stock to the Company’s shareholders. The Company’s shareholders of record as of the close of business on October 20, 2016 (the “Record Date”) received one share of Alcoa Corporation common stock for every three shares of the Company’s common stock held as of the Record Date. The Company retained 19.9% of the outstanding common stock of Alcoa Corporation.

The Company’s common stock is listed under the symbol “ARNC” on the New York Stock Exchange (“NYSE”). Alcoa Corporation is listed under the symbol “AA” on the New York Stock Exchange.

In connection with the Separation, a series of internal reorganization transactions were undertaken to transfer the necessary assets and liabilities to Alcoa Corporation.

Basis of Preparation

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Arconic are presented to illustrate the estimated effects of the Separation of Alcoa Corporation from the historical combined company, and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following Unaudited Pro Forma Condensed Statements of Consolidated Operations for the six months ended June 30, 2016, and for each of the three years in the period ended December 31, 2015, assume that the Separation occurred on January 1, 2015. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2016 assumes that the Separation occurred on that date.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable based on the information currently available. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:

•	the contribution by the Company to Alcoa Corporation, pursuant to the Separation, of all the assets and liabilities that comprised the Alumina and Primary Metals segments, as well as the rolling mill at the Warrick, Indiana, operations and the 25.1% stake in the rolling mill at the joint venture in Saudi Arabia, of the historical combined company;

•	the payment to Arconic by Alcoa Corporation of a portion of the cash proceeds generated from Alcoa Corporation’s borrowings;

•	the retention by Arconic of 19.9% ownership of Alcoa Corporation’s outstanding common stock;

•	non-recurring costs incurred in connection with the Separation, as appropriate;

•	the impact of the separation and distribution, tax matters, transition services, employee matters and other agreements entered into by Arconic and Alcoa Corporation as a result of the Separation, and the provisions contained therein.

The Company believes that the adjustments included within the “Separation of Alcoa Corporation” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what Arconic’s results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, they are not necessarily indicative of Arconic’s future results of operations or financial condition. Beginning in the fourth quarter of 2016, Alcoa Corporation’s historical financial results for periods prior to the Separation will be reflected in Arconic’s consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes and the Company’s historical Management’s Discussion and Analysis of Financial Condition and Results of Operations which are available at the Securities and Exchange Commission’s website at www.sec.gov and Arconic’s web site at www.arconic.com. Information contained on the Company’s website does not constitute part of, and is not incorporated into, this document.

Arconic Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the six months ended June 30, 2016

(in millions, except per share amounts)

	Historical	Separation of Alcoa Corporation (1)	Pro forma Adjustments		Pro forma for the Separation
Sales	$10,242	$(3,953)	$—		$6,289
Cost of goods sold (exclusive of expenses below)	8,257	(3,318)	—		4,939
Selling, general administrative, and other expenses	546	(98)	(63	)(2)	385
Research and development expenses	81	(28)	—		53
Provision for depreciation, depletion and amortization	618	(352)	—		266
Restructuring and other charges	116	(86)	—		30
Interest expense	256	(11)	—		245
Other expenses (income), net	(3)	(25)	—		(28)

Total costs and expenses	9,871	(3,918)	(63)		5,890

Income (loss) before income taxes	371	(35)	63		399
Provision for income taxes	182	12	8	(3)	202

Net (loss) income	189	(47)	55		197
Less: Net income (loss) attributable to noncontrolling interests	38	(38)	—		(0)

Net (Loss) Income Attributable to Arconic	$151	$(9)	$55		$197

Amounts Attributable to Arconic Common Shareholders:
Net (loss) income	$116				$162
Earnings per share:
Basic	$0.27				$0.37
Diluted	$0.26				$0.37
Average number of shares:
Basic	438.1				438.1
Diluted	442.1				442.1

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Arconic Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the year ended December 31, 2015

(in millions, except per share amounts)

	Historical	Separation of Alcoa Corporation (1)	Pro forma Adjustments		Pro forma for the Separation
Sales	$22,534	$(10,121)	$—		$12,413
Cost of goods sold (exclusive of expenses below)	18,069	(7,972)	—		10,097
Selling, general administrative, and other expenses	979	(207)	(24	)(2)	748
Research and development expenses	238	(69)	—		169
Provision for depreciation, depletion and amortization	1,280	(772)	—		508
Impairment of goodwill	25	—	—		25
Restructuring and other charges	1,195	(981)	—		214
Interest expense	498	(25)	—		473
Other expenses (income), net	2	(30)	—		(28)

Total costs and expenses	22,286	(10,056)	(24)		12,206

Income (loss) before income taxes	248	(65)	24		207
Provision for income taxes	445	(106)	—		339

Net (loss) income	(197)	41	24		(132)
Less: Net income (loss) attributable to noncontrolling interests	125	(124)	—		1

Net (Loss) Income Attributable to Arconic	$(322)	$165	$24		$(133)

Amounts Attributable to Arconic Common Shareholders:
Net (loss) income	$(391)				$(202)
Earnings per share:
Basic	$(0.93)				$(0.48)
Diluted	$(0.93)				$(0.48)
Average number of shares:
Basic	419.6				419.6
Diluted	419.6				419.6

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Arconic Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the year ended December 31, 2014

(in millions, except per share amounts)

	Historical	Separation of Alcoa Corporation (1)	Pro forma Adjustments	Pro forma for the Separation
Sales	$23,906	$(11,364)	$—	$12,542
Cost of goods sold (exclusive of expenses below)	19,137	(8,788)	—	10,349
Selling, general administrative, and other expenses	995	(225)	—	770
Research and development expenses	218	(95)	—	123
Provision for depreciation, depletion and amortization	1,371	(935)	—	436
Restructuring and other charges	1,168	(854)	—	314
Interest expense	473	(31)	—	442
Other expenses (income), net	47	(52)	—	(5)

Total costs and expenses	23,409	(10,980)	—	12,429

Income (loss) before income taxes	497	(384)	—	113
Provision for income taxes	320	(146)	—	174

Net (loss) income	177	(238)	—	(61)
Less: Net income (loss) attributable to noncontrolling interests	(91)	91	—	0

Net (Loss) Income Attributable to Arconic	$268	$(329)	$—	$(61)

Amounts Attributable to Arconic Common Shareholders:
Net (loss) income	$247			$(82)
Earnings per share:
Basic	$0.64			$(0.21)
Diluted	$0.63			$(0.21)
Average number of shares:
Basic	387.2			387.2
Diluted	393.4			387.2

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Arconic Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the year ended December 31, 2013

(in millions, except per share amounts)

	Historical	Separation of Alcoa Corporation (1)	Pro forma Adjustments	Pro forma for the Separation
Sales	$23,032	$(11,035)	$—	$11,997
Cost of goods sold (exclusive of expenses below)	19,286	(9,504)	—	9,782
Selling, general administrative, and other expenses	1,008	(252)	—	756
Research and development expenses	192	(86)	—	106
Provision for depreciation, depletion and amortization	1,421	(1,005)	—	416
Impairment of goodwill	1,731	(1,731)	—	—
Restructuring and other charges	782	(696)	—	86
Interest expense	453	(33)	—	420
Other expenses (income), net	(25)	(15)	—	(40)

Total costs and expenses	24,848	(13,322)	—	11,526

Income (loss) before income taxes	(1,816)	2,287	—	471
Provision for income taxes	428	103	—	531

Net (loss) income	(2,244)	2,184	—	(60)
Less: Net income (loss) attributable to noncontrolling interests	41	(38)	—	3

Net (Loss) Income Attributable to Arconic	$(2,285)	$2,222	$—	$(63)

Amounts Attributable to Arconic Common Shareholders:
Net (loss) income	$(2,287)			$(65)
Earnings per share:
Basic	$(6.41)			$(0.18)
Diluted	$(6.41)			$(0.18)
Average number of shares:
Basic	356.5			356.5
Diluted	356.5			356.5

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Arconic Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2016

(in millions)

		Separation of	Pro forma		Pro forma for
	Historical	Alcoa Corporation (1)	Adjustments		the Separation
ASSETS
Current assets:
Cash and cash equivalents	$1,929	$(332)	$1,100	(4)	$2,697
Receivables from customers, less allowances	1,595	(426)	—		1,169
Other receivables	494	(185)	—		309
Inventories	3,438	(1,149)	—		2,289
Prepaid expenses and other current assets	637	(281)	—		356

Total current assets	8,093	(2,373)	1,100		6,820
Properties, plants and equipment, net	15,017	(9,569)	—		5,448
Goodwill	5,396	(155)	—		5,241
Investments	1,466	(1,376)	840	(5)	930
Deferred income taxes	2,752	(1,399)	(96	)(6)	1,257
Other noncurrent assets	3,415	(2,199)	—		1,216

Total assets	$36,139	$(17,071)	$1,844		$20,912

LIABILITIES
Current liabilities:
Short-term borrowings	$33	$0	$—		$33
Accounts payable, trade	2,665	(1,276)	—		1,389
Accrued compensation and retirement costs	810	(427)	—		383
Taxes, including income taxes	206	(64)	—		142
Other current liabilities	1,000	(484)	110	(7)	626
Long-term debt due within one year	774	(21)	—		753

Total current liabilities	5,488	(2,272)	110		3,326
Long-term debt, less amount due within one year	8,278	(233)	—		8,045
Accrued pension benefits	3,122	(1,261)	342	(8)	2,203
Accrued other postretirement benefits	2,070	(1,159)	56	(8)	967
Other noncurrent liabilities and deferred credits	2,652	(1,741)	—		911

Total liabilities	21,610	(6,666)	508		15,452
EQUITY
Total Arconic shareholders’ equity	12,335	(8,225)	1,336		5,446
Noncontrolling interests	2,194	(2,180)	—		14

Total equity	14,529	(10,405)	1,336		5,460

Total liabilities and equity	$36,139	$(17,071)	$1,844		$20,912

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1)	Reflects amounts representing the revenues, expenses, assets, liabilities and equity attributable to Alcoa Corporation, which were included in the Company’s historical financial statements. In addition to amounts included in the Company’s Alumina and Primary Products segments, its rolling mill at the Warrick, Indiana, operations and its 25.1% stake in the rolling mill at the joint venture in Saudi Arabia (collectively, the “Alcoa Corporation businesses”), the “Separation of Alcoa Corporation” amounts include certain assets and liabilities related to Alcoa Corporation that were previously reported in the Company’s unallocated corporate amounts, including the transfer of certain defined benefit pension and other postretirement benefit plan liabilities that have been assumed by Alcoa Corporation in connection with the Separation. Corporate expenses that were not specifically related to Alcoa Corporation businesses have been excluded, as such general corporate expenses do not meet the requirements to be presented in discontinued operations.

2)	Reflects the removal of non-recurring costs of $63 and $24 recorded in Selling, general administrative and other expenses for the six months ended June 30, 2016, and for the year ended December 31, 2015, respectively, related to the Separation. These costs primarily related to financial advisory, legal, tax, accounting and other professional services.

3)	Represents an increase in the income tax provision associated with the tax effects of the pro forma adjustment described in item 2) above.

4)	Reflects the cash distribution by Alcoa Corporation to Arconic of approximately $1,100 in connection with the Separation. On September 27, 2016, a subsidiary of Alcoa Corporation completed an offering of $750 aggregate principal amount of 6.75% senior notes due 2024 and $500 aggregate principal amount of 7.00% senior notes due 2026 (together “the Notes”). The net proceeds from the issuance of the Notes totaled $1,228, which Alcoa Corporation used to make a payment to Arconic on October 31, 2016, relating to the Separation, and for its general corporate purposes. The Notes are guaranteed on a senior unsecured basis by Alcoa Corporation and are not an obligation of Arconic post-Separation.

The pro forma adjustment also reflects the establishment of the target cash amount of Alcoa Corporation as contemplated by the Separation and Distribution Agreement.

5)	Reflects the retention by Arconic of 19.9% of the outstanding common stock of Alcoa Corporation, recorded at its estimated fair value as of the date of the Separation.

6)	As a direct result of the Separation, Arconic anticipates recording a valuation allowance associated with certain of its deferred tax assets. In addition, the re-measurement of liabilities associated with certain of Arconic’s defined benefit pension and other postretirement benefit plans, described in item 8) below, resulted in approximately $140 of additional deferred tax assets.

7)	Subsequent to June 30, 2016, Arconic incurred additional one-time separation costs of approximately $110 through the Separation date. These costs primarily related to non-recurring professional fees associated with regulatory filings and separation activities within finance, legal and information systems functions.

8)	Reflects the re-measurement of liabilities associated with certain of Arconic’s defined benefit pension and other postretirement benefit plans that were separated as of August 1, 2016, in connection with the Separation.